SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-HECTOR COMMUNICATION

          LYNCH CORPORATION
                                12/30/97            900               9.0000
                                12/29/97            3,800             9.0000
                                12/26/97            2,000             9.0000
                                12/15/97            2,000             8.6250
                                12/15/97            2,000             8.6250
                                12/11/97            2,000             8.7500
                                12/10/97            2,000             8.7500
                                12/09/97            2,000             8.8750
          GAMCO INVESTORS, INC.
                                12/22/97            2,000             8.9375
                                12/16/97            5,000             8.8750



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.






                                       29